Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our reports dated February 21, 2008 on the 2007 financial statements of the William Blair Funds in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectuses and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 63 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

October 3, 2008